UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): March 8, 2018

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33522 (Commission File Number)	20-2110031 (I.R.S. Employer Identification No.)
Three Riverway, Suite 300 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 8, 2018, the board of directors (the “Board”) of Synthesis Energy Systems, Inc. (the “Company”) in accordance with the Company’s Certificate of Incorporation and Amended and Restated By-Laws, voted unanimously to expand the Board from seven directors to eight directors and to appoint Robert Anderson to fill the vacancy on the Board.

Mr. Anderson, age 60, is a seasoned commercial executive with over 25 years leading global sales and commercial teams for General Electric Energy. Prior to retiring from GE in June 2017, he most recently served as Vice President, GE Packaged Power, Inc. from February 2014 to June 2017. Concurrent with that role he was the GM, Global Sales for GE Aero Energy with strategic responsibility for a worldwide products and services team for their highly engineered aeroderivative gas turbine product. He has deep domain expertise structuring large project engineered transactions. Throughout his GE career, he held progressively responsible positions with assignments on Houston West Texas and Venezuela. As one of the original account managers of the business he helped grow the business from the tens of millions to the billions. Mr. Anderson is a graduated from the University of Texas with a BBA in International Business. He also holds a Diploma of Spanish Studies from the Universidad Complutense in Madrid. He is fluent in Spanish. Mr. Anderson has broad business experience which we believe will be an important addition to the Board.

The Company has also entered into an Indemnification Agreement with Mr. Anderson in the same form that the Company has entered into with its other executive officers and directors. There was no arrangement or understanding relating to Mr. Anderson’s appointment to the Board. The form of the Indemnification Agreement is incorporated herein by reference as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the information presented under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

On March 13, 2018, the Company presented at the 30th Annual ROTH Conference. A copy of the presentation materials is furnished as herewith as Exhibit 99.1 and is available on the Company’s website as www.synthesisenergy.com.

Item 8.01 Other Events.

On March 12, 2018, the Company issued a press release announcing the appointment of Mr. Anderson to the Board. A copy of the press release is filed herewith as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

10.1	Form of Indemnification Agreement between the Company and its officers and directors (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2007).

99.1	Investor Presentation – March 2018.**

99.2	Press release dated March 12, 2018 relating to the appointment of Robert Anderson to the Company’s board of directors.*

* Filed herewith.

** Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: March 13, 2018	/s/ DeLome Fair
DeLome Fair
President and Chief Executive Officer

Exhibit Index

10.1	Form of Indemnification Agreement between the Company and its officers and directors (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2007).

99.1	Investor Presentation – March 2018.**

99.2	Press release dated March 12, 2018 relating to the appointment of Robert Anderson to the Company’s board of directors.*

* Filed herewith.

** Furnished herewith.